Section 240.14a-101   Schedule 14A.
                    Information required in proxy statement.

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a party other than the Registrant [_]

                           Check the appropriate box:


                         [_] Preliminary Proxy Statement

         [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         [_] Definitive Proxy Statement

                       [X] Definitive Additional Materials

 [_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            TAIWAN GREATER CHINA FUND
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1) Amount Previously Paid:

             (2) Form, Schedule or Registration Statement No.:

             (3) Filing Party:

             (4) Date Filed:


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P R E S S   R E L E A S E

FOR IMMEDIATE RELEASE

CONTACTS:
Steven R. Champion, Taiwan Greater
     China Fund, 011-886-2-2715-2988
Patricia Baronowski
     Citigate Financial Intelligence, 201-499-3500
Web site: http://www.taiwangreaterchinafund.com


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                            TAIWAN GREATER CHINA FUND
                               ANNOUNCES THAT ISS
                  RECOMMENDS SHAREHOLDERS VOTE WITH MANAGEMENT


(New York, New York, July 8, 2004) The Taiwan Greater China Fund (NYSE: TFC), a diversified closed-end registered investment company listed on the New York Stock Exchange, announced today Institutional Shareholder Services (ISS), the most prominent adviser to institutional shareholders with regard to how to vote their shares concerning proxy matters, has recommended that shareholders of the Fund vote in accordance with the recommendations of the management of the Fund at the Fund's 2004 Annual Meeting of Shareholders that is scheduled to take place on July 21, 2004.

In particular, ISS has recommended that shareholders vote:

         (1) FOR the election of the two trustees nominated by the Fund's Board; and

         (2) AGAINST the proposal, required by the Fund's Declaration of Trust and By-laws to be presented for a shareholder vote, to convert the Fund into an open-end investment company.

Robert Parker, chairman of the Fund's Board of Trustees, expressed the appreciation of the Board when he noted, "ISS is a highly regarded and well known independent organization, and the Board welcomes the recommendations made by ISS. We believe that these recommendations reflect the recognition by ISS of the fact that the Board has taken various actions this year to address concerns expressed by our shareholders in a manner that the Board expects will increase long-term shareholder value. We also continue to appreciate the support of City of London Investment Management Group, which owns approximately 12.5% of the Fund's outstanding shares, for the Board's recommendation that shareholders vote against the proposal to convert the Fund into an open-end investment company."


                                     -more-

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Separately, the Fund announced that it had declared a dividend of US$.01 a share, payable on July 30, 2004 to shareholders of record on July 12, 2004 (ex-date July 8, 2004).

The Taiwan Greater China Fund is listed and publicly traded in the United States. The Fund is organized for investment in securities of Taiwan issuers by non-Taiwan investors and follows an investment strategy of primarily investing in Taiwan listed companies that derive or expect to derive a significant portion of their revenues from operations in or exports to mainland China.



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